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                                                                Exhibit 2.i.1.

                          BRANTLEY CAPITAL CORPORATION
                             1996 STOCK OPTION PLAN
                           FOR OFFICERS AND EMPLOYEES



         Brantley Capital Corporation, a Maryland corporation (the "Company") hereby establishes the Brantley Capital Corporation 1996 Stock Option Plan (the "Plan") effective upon the date of the closing of the initial public offering of the shares of $.01 par value common stock (the "Common Stock") of the Company (the "Effective Date"). Grants may be made hereunder prior to stockholder approval, provided that any such grants shall be subject to such stockholder approval.

1.       Purpose of Plan

         The purpose of the Plan is to advance the best interests of the Company by providing those persons who have a substantial responsibility for the management of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to attract and retain executive personnel of outstanding ability.

2.       Definitions

         Unless the context clearly indicates otherwise, capitalized terms used and not elsewhere defined in this Plan shall have the meanings ascribed to such terms in this Section 2:

         "1940 Act" shall mean the Investment Company Act of 1940, as amended.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean (i) a Participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant's perpetration or attempted perpetration of fraud, or a Participant's participation in a fraud or attempted fraud, on the Company or a Participant's unauthorized appropriation of, or a Participant's attempt to misappropriate, any tangible or intangible assets or property of the Company,
(ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company, (iii) a Participant's commission of a felony or conviction of any crime the commission of which results in injury to the Company, (iv) a Participant's failure or inability to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company, or (v) any material violation of any restriction on the disclosure or use of confidential information of the Company or on competition with the Company or its current or future affiliates, in each case as determined in the reasonable judgment of the Committee or the Board.
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         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Committee" shall mean the Compensation Committee of the Board which shall consist of not less than two persons each of whom shall be both a Non-Employee Director and an Outside Director. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall not participate in the Plan and, at any time within one year prior to the first anniversary of the Effective Date of the Plan or within one year prior to appointment to the Committee, as the case may be, (a) shall not have been eligible to receive options under the Plan and (b) shall not have been a person to whom stock options could be granted pursuant to any other plan of the Company or any of its subsidiaries, except for the Disinterested Director Option Plan.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the Company's common stock, par value $.01 per share.

         "Company" shall mean Brantley Capital Corporation, a Maryland corporation.

         "Current Market Value" or "fair market value" of shares of Common Stock shall be the average of the closing sales prices, as reported in The Wall Street Journal, at which shares of Common Stock of the Company were traded on the last five days on which trading in the shares of Common Stock was reported to have taken place on the Nasdaq National Market System prior to the grant of the Option Shares.

         "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any 12 month period, as determined in the reasonable judgment of the Committee.

         "Disinterested Director Option Plan" shall mean the stock option plan that has been adopted by the Company, subject to receipt of an order of the Commission approving such plan, solely for the Non-Employee Directors of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "IRS" shall mean the Internal Revenue Service.

         "Non-Employee Director" shall have the same meaning as that term is defined in Rule 16b-3(b) of the rules of the Commission promulgated under the Exchange Act.

         "Outside Director" shall have the same meaning as that term is defined in Section 162(m) of the Code and the regulations of the IRS adopted thereunder, as such section and regulations may from time to time be amended or interpreted.





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         "Participant" shall mean any officer or employee of the Company who has been selected to participate in the Plan by the Committee.

         "Sale of the Company" shall mean a merger or consolidation or a sale of all or substantially all of the Company's Common Stock or assets.


3.       Administration

         The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (a) select Participants, (b) grant Options (as defined in Section 4 below) to Participants in such forms and amounts as it shall determine, (c) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (d) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(e) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and (f) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may delegate to one or more of its members or to one or more agents such non-discretionary administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated any such duties may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers, employees and directors shall be entitled to rely upon the advice, opinions or valuations of any such person. No member of the Committee shall be personally liable for any action, determination or interpretation made with respect to the Plan or awards made pursuant to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

         To the extent that any provision of the Plan does not conform with the requirements under the 1940 Act, the General Corporation Law of the State of Maryland or any other applicable statutes or rules, the Committee may make such modifications to the Plan or to any Option granted pursuant to the Plan so as to conform this Plan and any Options granted pursuant to the Plan to such requirements.





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4.       Scope of Plan; Limitation on Aggregate Shares

         The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan and which may be issued upon the exercise thereof shall not exceed 1,175,000 shares of Common Stock; provided, however, that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of
Section 7(i) below; and provided, further, that to the extent any Options expire unexercised or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock, as the case may be, thereunder, such shares shall again be available for issuance under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

         Notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan to any individual Participant, in any fiscal year, is 400,000. The Committee at any time may in its sole discretion limit the number of Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options can be exercised beyond the last day of the stated term of such Options.

5.       Eligibility

         Options may be granted only to officers and employees of the Company. A director of the Company who is not also an employee of the Company shall not be eligible to receive any Options under the Plan. In determining the employees to whom Options shall be granted and the number and type of shares to be awarded, the Committee may take into account the nature of the services provided by the respective employees, their present and potential contributions to the success of the Company, the anticipated number of years of effective service remaining, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. An employee who has been granted an Option under the Plan may be granted additional Options if the Committee shall so determine. Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business and assets of any corporation, firm or association, including Options granted employees thereof who become employees of the Company, or for any other proper corporate purpose.

6.       Awards

         (a) Options. The Committee may grant Options to Participants in accordance with this Section 6. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall approve and shall be subject to Section 5 above and to the terms and conditions in this
Section 6.





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         (b)     Form of Option.  Options granted under this Plan shall be
non-qualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code or any successor provision.

         (c) Exercise Price. The Exercise Price of Option Shares will be the greater of (i) the Current Market Value on the date of the Option grant (the "Grant Date") and (ii) the current net asset value of the shares of Common Stock. The net asset value of the shares of Common Stock shall be determined by the Board pursuant to the procedures described in Appendix A to this Plan.

         (d) Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant; provided, however, that no Option shall be exercisable in whole or in part for a period of at least six months commencing on the date of grant. If an employee has more than one Option grant, it will not be necessary to exercise in any particular sequence. No Option may be exercised more than 10 years after the Grant Date.

         (e) Exercise of Options. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company and payment of the Exercise Price for the Option Shares being purchased pursuant to the Option. Option Shares under the Plan must be paid for in cash or by delivery of a number of shares of Common Stock with an aggregate fair market value equal to the aggregate Exercise Price of the Option Shares, or any combination thereof.

         In order to facilitate the purchase of Option Shares, the Company may make arms-length loans to Participants in the Plan in accordance with Sections 57(j)(2) and 62(1) of the 1940 Act, under the following terms. Each such loan must: (i) have a term of not more than 10 years; (ii) become due within a reasonable time, not to exceed 60 days, after the termination of such Participant's employment or service; (iii) bear interest at no less than the prevailing rate applicable to 90-day U.S. Treasury bills at the time such loan is made; (iv) at all times be fully collateralized (such collateral may include any securities issued by the Company); and (v) be approved by a majority of the Independent Directors of the Company on the basis that such loan is in the best interests of the Company and its stockholders.

         Subject to Section 7(i), below, upon receipt of notice and payment, and where requested by the Participant, the Company shall issue and deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made. Options may not be exercised for fractional shares of Common Stock.

         (f) Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed 10 years from the Grant Date.





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7.       General Provisions

         (a) Conditions and Limitations on Exercise. An Option may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Option is granted.

         (b) Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its sole discretion, that any Option which was granted at least six months prior to such Sale shall become immediately exercisable by any Participant who is employed by the Company at the time of the Sale of the Company and that such Option shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

         (c) Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement") which shall be signed by the Participant and by the Company and shall be subject to the terms and conditions prescribed herein (including, but not limited to, (i) the right of the Company to repurchase from each Participant and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant's termination of employment, (ii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iii) any other terms and conditions which the Committee shall deem necessary and desirable).

         (d) Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

         In the case of officers and other persons subject to Section 16(b) of the Exchange Act the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.





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         With respect to this Plan and any other option plan of the Company, if the amount of voting securities that would result from the exercise of all outstanding options issued to the Company's directors, officers and employees pursuant to such option plans would, at the time of issuance, exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of these and any other outstanding warrants, options and rights at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company. These limitations are imposed by the current provisions of the 1940 Act and are subject to change.

         (e) Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only to the extent that the deceased Participant was entitled thereto at the date of his or her death, unless otherwise provided by the Committee in such Participant's Option Agreement.

         (f)     Expiration of Options.

                 (i) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to Section 6(f) above.

                 (ii) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant's Option that was not vested and exercisable on the date of the termination of such Participant's employment for whatever reason shall expire and be forfeited as of such date; provided, however, that: (1) if any Participant dies or becomes subject to any Disability, such Participant's Option will expire 90 days after the date of death or Disability, but in no event after the Expiration Date, (2) if any Participant retires, such Participant's Option will expire 90 days after the date of his or her retirement, but in no event after the Expiration Date, and (3) if any Participant is discharged for any reason other than for Cause, such Participant's Option will expire 30 days after the date of discharge, but in no event after the Expiration Date.

         (g) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation and, except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination of a Participant's employment by the Company without Cause) any portion of such Participant's Option that was not previously vested and exercisable will expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.





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         (h)    Withholding of Taxes.  The Company shall be entitled, if
necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares of Common Stock issuable under the Plan, and the Company may defer issuance of any shares of Common Stock pursuant to an Option unless indemnified to its satisfaction. An Option Agreement may provide that any Participant may satisfy any withholding tax obligation by a cash payment to the Company or by delivery of previously owned shares of Common Stock (which the Participant has held for at least six months and to which the Participant has good title, free and clear of all liens and encumbrances); provided, however, that the method of satisfying any withholding tax obligation shall be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

         (i) Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, as the case may be, the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

        (j) Amendment, Suspension and Termination of Plan. The Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent any such amendment would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued pursuant to the Plan other than pursuant to Section 7(i), (iii) materially modify the requirements of the Plan, (iv) change the manner of determining the minimum Option Price other than to change the manner of determining the Current Market Value or net asset value of the Common Stock, (v) change the period during which Options may be granted or exercised, (vi) provide for the administration of the Plan other than by a committee of Non-Employee Directors within the meaning of Rule 16b-3 of the Commission promulgated under the Exchange Act, or (vii) otherwise cause the Plan to fail to comply with the requirements of Rule 16b-3 of the Commission promulgated under the Exchange Act or any law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

         (k) Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant's consent the Committee may cancel any Option and issue a new Option to such Participant.





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         (l)     Governing Law.  The General Corporation Law of the State of
Maryland shall govern all issues concerning the relative rights of the Company and its stockholders and the construction, validity and interpretation of this Plan.

         (m) Successors and Assigns. The Plan shall be binding upon all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such Participant's creditors, or any other legal representative of such Participant.





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                          FORM OF OPTION GRANT LETTER


                              ____________, 199__

[Name and Address of Officer or Employee]


                 Re: Grant of Non-Qualified Stock Option Under the Brantley Capital Corporation 1996 Stock Option Plan for Officers and Employees

Dear ________:

         Brantley Capital Corporation (the "Company") is pleased to advise you that in consideration for your service as an [officer/employee] of the Company, the Company hereby grants to you a stock option (the "Option") under the Brantley Capital Corporation 1996 Stock Option Plan for Officers and Employees (the "Plan"), a copy of which is attached hereto. This letter sets forth the terms of that grant, which is effective as of ________________, 199__ (the "Effective Date").

         1. Definitions. Unless the context clearly indicates otherwise, capitalized terms used and not elsewhere defined in this letter agreement (the "Agreement") shall have the meanings set forth below:

                 "Board" shall mean the Board of Directors of Brantley Capital Corporation.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                 "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                 "Company" shall mean Brantley Capital Corporation, a Maryland corporation.

                 "Current Market Value" or "fair market value" of shares of Common Stock shall be the average of the closing sales prices, as reported in The Wall Street Journal, at which shares of Common Stock of the Company were traded on the last five days on which trading in the shares of Common Stock was reported to have taken place on the Nasdaq National Market System prior to the grant of the Option Shares.

                 "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations as an officer or employee.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.





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                 "Option Shares" shall mean (i) all shares of Common Stock
issued or issuable upon the exercise of Options and (ii) all shares of Common Stock, or other equity securities, issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares will continue to be Option Shares in the hands of any holder other than you (except for purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

                 "Participant" shall mean the recipient of Options pursuant to this letter.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         2.      Option.

                 (a) Terms. Your Option is to purchase up to _______ shares of Common Stock (the "Option Shares") at an exercise price per share of $________ (the "Exercise Price"), which Exercise Price is equal to the greater of (i) the Current Market Value on the date first written above and (ii) the current net asset value of the shares of Common Stock. The net asset value of the shares of Common Stock shall be determined by the Board pursuant to the procedures described in Appendix A to the Plan. The Exercise Price shall be payable upon exercise as set forth in Section 2(b) below. Your Option will expire at the close of business on _________________, 200__ (the "Expiration Date"), subject to earlier expiration in connection with the termination of your service as a director of the Company as provided in Sections 3(a) and 3(b)(ii) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

                 (b) Payment of Exercise Price. Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of the Exercise Price multiplied by the number of Option Shares to be acquired. Payment shall be made in cash (including certified or cashier's check, or money order) or, in the discretion of the Board, by delivery of a number of shares of Common Stock already owned by you for at least six months and to which you have good title, free and clear of all liens and encumbrances, with an aggregate fair market value equal to the aggregate Exercise Price of the Option Shares, or any combination of cash and previously owned shares.

         3.      Exercisability.

                 (a) Normal Vesting. Your Option shall be exercisable in whole or in part as to one-third of the Option Shares on the first anniversary of the Grant Date, as to an additional one-third of the Option Shares on the second anniversary of the Grant Date and as to the remaining one-third of the Option Shares on the third anniversary of the Grant Date. No Option may be exercised more than 10 years after the Grant Date.





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                 (b)      Effect of Termination of Service as an Officer or
Employee. Any portion of your Option that is not vested and exercisable on the date of the termination of your employment for whatever reason shall expire and be forfeited as of such date; provided, however, that: (1) if you die or your employment terminates because of Disability, your Option will expire 90 days after such termination of employment, but in no event after the Expiration Date, (2) if you retire, your Option will expire 90 days after the date of your retirement, but in no event after the Expiration Date, and (3) if you are discharged for any reason other than for Cause, your Option will expire 30 days after the date of such discharge, but in no event after the Expiration Date.

         4. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time after six months following the Grant Date and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary), together with payment of the Exercise Price in accordance with the provisions of Section 2(b) above. As a condition to any exercise of your Option, you will make all customary investment representations and covenants which the Company requires. All of such representations and covenants shall be made in a form satisfactory to the Company and its counsel.

         5. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

         6. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

         7. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein, as the Board may determine to be appropriate and equitable, subject, in each case, to compliance with the terms and provisions of the Plan and Rule 16b-3 of the Exchange Act.

         8.      Securities Laws Restrictions on Transfer of Option Shares.
You represent that when you exercise your Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such





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
offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or
(ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company and its counsel that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

         9. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or intestacy. During your lifetime only you (or your guardian or legal or personal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate, or your heirs, legatees or legal or personal representative.

         10. Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering of any of the Company's equity securities, except as part of such underwritten registration or public offering if otherwise permitted.

         11. Transfers in Violation of Agreement. Any transfer or attempted transfer of the Option or any Option Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of the Option or such Option Shares as the owner of the Option or such Option Shares for any purpose.

         12. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         13. Amendment. Except as otherwise provided herein or in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

         14. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         18. Governing Law. The General Corporation Law of the State of Maryland shall govern all questions concerning the relative rights of the Company and its stockholders and the construction, validity and interpretation of this Agreement.

         19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or five business days after mailing by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at your address first written above and to the Company at the address indicated below:

                 Brantley Capital Corporation
                 20600 Chagrin Boulevard
                 Suite 1150
                 Cleveland, Ohio  44122
                 Attention: Secretary of the Company

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         20. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

         Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement. Upon receipt of your executed copy of this Agreement, this Agreement shall be effective as of the Effective Date.

                                           Very truly yours,

                                           BRANTLEY CAPITAL CORPORATION



                                           By _______________________________
                                           Name _____________________________
                                           Title ____________________________


Enclosures:      1.       Extra copy of this Agreement
                 2.       Copy of the Plan

         The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan effective as of the date first written above.

                                           PARTICIPANT


                                           _________________________________
                                           [Name]

                                                                      APPENDIX A

                       VALUATION OF PORTFOLIO SECURITIES

         On a quarterly basis, and at such other times as deemed appropriate under the circumstances, the Board will prepare a valuation of the assets of the Company using the methods described below.

         As a general principle, the current "fair value" of an investment being valued by the Company's Board would be the amount which the Company might reasonably expect to receive for it upon its current sale. There is a range of values that are reasonable for such investments at any particular time. Generally, pursuant to procedures established by the Board, the fair value of each such investment initially will be based primarily upon its original cost to the Company. Cost will be the primary factor used to determine fair value until significant developments or other factors affecting the portfolio company (such as results of operations, changes in general market conditions, subsequent financings or the availability of market quotations) provide a basis for value other than a cost valuation.

         The Company anticipates that many future investments made in securities for which a public market exists may be "restricted securities" by virtue of the Securities Act of 1933. Generally, in such instances, the Company will negotiate for securities registration rights necessary for a public offering thereof on specified terms whenever deemed to be reasonably feasible by management. The value for restricted stock investments for which no public market exists cannot be precisely determined. Generally, such investments will be valued on a "going concern" basis without giving effect to any disposition costs. There is likely to be a range of values that is reasonable for such investments at any particular time.

         Portfolio investments for which market quotations are readily available and which are freely transferable will be valued as follows: (i) securities traded on a securities exchange or the Nasdaq National Market System will be valued at the closing price on the last trading day prior to the date of valuation; and (ii) securities traded in the over-the-counter market (pink sheets) will be valued at the average of the closing bid and asked prices for the last trading day prior to the date of valuation. Securities for which market quotations are readily available but are restricted from free trading in the public securities markets (such as Rule 144 stock) will be valued by discounting the closing price or the closing bid and asked prices, as the case may be, for the last trading day prior to the date of valuation to reflect the illiquidity caused by such restrictions, but taking into consideration the existence, or lack thereof, of any contractual right to have the securities registered and freed from such trading restrictions. For this purpose, an investment that is exercisable for or convertible into a security for which market quotations are readily available or otherwise contains the right to acquire such a security will be deemed to be an investment for which market quotations are readily available, but the value of any such security will be reduced by any consideration to be paid by the Company in connection with the exercise or conversion of such security.

         Debt securities with maturities of 60 days or less remaining will be valued under the amortized cost method. The amount to be amortized will be the value on the 61st day if the security was obtained with more than 60 days remaining to maturity. Securities with maturities of more than 60 days remaining for which there is a market and which are freely transferable will be valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Certificates of deposit purchased by the Company generally will be valued at their face value, plus interest accrued to the date of valuation.

         The fair value of investments for which no market exists and for which the Board has determined that the original cost of the investment is no longer an appropriate valuation will be determined on the basis of appraisal procedures established in good faith by the Board. Appraisal valuations will be based upon such factors as the portfolio company's earnings and net worth, the market prices for similar securities of comparable companies and an assessment of the company's future financial prospects. In the case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective.

         The Company may also use, when available, third-party transactions in a portfolio company's securities as the basis of valuation (the "private market method"). The private market method will be used only with respect to completed transactions or firm offers made by sophisticated, independent investors. Securities with legal, contractual or practical restrictions on transfer may be valued at a discount from their value determined by the foregoing methods to reflect such restrictions.

         The Board will review the Company's valuation policies from time to time to determine their appropriateness. The Board may also hire independent firms to review the investment adviser's methodology of valuation or to conduct a valuation, which shall be binding and conclusive.

         In order to determine the net asset value per share of the Common Stock, (i) the value of the assets of the Company, including its portfolio securities, will be determined by the Board; (ii) the Company's liabilities, if any, will be subtracted therefrom; and (iii) the difference will be divided by the number of outstanding shares of Common Stock. However, there can be no assurance that such value will represent the return that might ultimately be realized by the Company from the investments or that stockholders might ultimately realize on their holdings.

         The value of portfolio securities may be very difficult to ascertain. Valuation of portfolio securities by the Board is, by necessity, subjective and may not be indicative of the price at which such securities may ultimately be sold. The net asset value, as determined by the Board, may not be reflective of the price at which an investor could sell his, her or its shares of Common Stock in the open market.





                                      A-2